Exhibit 99.1

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	May 8, 2008
Contact:	John B. Williamson, III
President, Chairman and CEO
Telephone:	540-777-3810

RGC RESOURCES, INC.

SECOND QUARTER FINANCIAL RESULTS

ROANOKE, Va. (May 8, 2008)—RGC Resources, Inc. (NASDAQ: RGCO) announced consolidated Company earnings of $2,418,609 or $1.10 per average share outstanding on continuing and total operations for the quarter ended March 31, 2008. This compares to consolidated earnings of $2,286,035 or $1.06 per average share outstanding on continuing operations and earnings of $2,592,704 or $1.20 per average share outstanding on total operations for the quarter ended March 31, 2007. Chairman, President and CEO John Williamson attributed the improvement in earnings on continuing operations to improvement in gross margins and lower operating expenses.

Earnings per share for the twelve months ending March 31, 2008 were $1.81 on continuing operations and $1.59 on total operations compared to $1.74 on continuing operations and $1.95 on total operations for the twelve months ended March 31, 2007. Earnings on continuing operations for the twelve months ended March 31, 2008 were positively impacted by improved margins compared to the prior period.

RGC Resources, Inc. provides energy and related products and services to customers in Virginia through its operating subsidiaries Roanoke Gas Company, Diversified Energy Company and RGC Ventures of Virginia, Inc.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.

Summary financial statements for the second quarter and twelve months are as follows:

RGC Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2008	2007	2008	2007
Revenues	$39,564,378	$37,572,113	$91,216,830	$86,708,076
Cost of sales	30,911,562	29,031,997	65,756,959	62,313,414

Gross margin	8,652,816	8,540,116	25,459,871	24,394,662
Other operating expenses	4,221,079	4,372,255	17,137,710	16,590,125
Interest expense	518,029	481,375	2,007,110	1,908,855

Income from continuing operations before income taxes	3,913,708	3,686,486	6,315,051	5,895,682
Income tax expense from continuing operations	1,495,099	1,400,451	2,362,453	2,165,357

Net income from continuing operations	2,418,609	2,286,035	3,952,598	3,730,325
Net income (loss) from discontinued operations, net of income taxes	—	306,669	(476,681)	450,169

Net income	2,418,609	2,592,704	3,475,917	4,180,494
Other comprehensive loss, net of tax	(447,040)	(23,762)	(820,920)	(90,722)

Comprehensive income	$1,971,569	$2,568,942	$2,654,997	$4,089,772

Basic earnings per share of common stock:
Income from continuing operations	$1.10	$1.06	$1.81	$1.74
Discontinued operations	—	0.14	(0.22)	0.21

Net income	$1.10	$1.20	$1.59	$1.95

Diluted earnings per share of common stock:
Income from continuing operations	$1.10	$1.06	$1.80	$1.73
Discontinued operations	—	0.14	(0.22)	0.21

Net income	$1.10	$1.20	$1.58	$1.94

Cash dividends per common share	$0.3125	$0.3050	$1.2350	$1.2100

Weighted average number of common shares outstanding:
Basic	2,198,624	2,157,532	2,183,930	2,142,079
Diluted	2,208,143	2,168,174	2,194,532	2,152,274

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,
	2008	2007
Assets
Current assets	$38,213,104	$41,053,603
Total property, plant and equipment, net	74,118,513	71,365,305
Other assets	3,474,118	387,987

Total Assets	$115,805,735	$112,806,895

Liabilities and Stockholders’ Equity
Current liabilities	$30,212,434	$27,217,693
Long-term debt	23,000,000	28,000,000
Deferred credits and other liabilities	18,027,180	13,629,013

Total Liabilities	71,239,614	68,846,706
Stockholders’ Equity	44,566,121	43,960,189

Total Liabilities and Stockholders’ Equity	$115,805,735	$112,806,895